Exhibit 10.25

Private and Confidential

Summary of Terms and Conditions

(“Term Sheet”)

$10,000,000 Subscription

Effective September 16, 2023

I.	PARTIES

SPAC:	Energem Corp. (the “SPAC”).
Target:	Graphjet Technology Sdn. Bhd. (the “Target”).
Purchasers:	Walleye Opportunities Master Fund Ltd. and/or investment vehicles directly managed by such investor (“Purchasers,” and each, a “Purchaser”).

II.	TRANSACTION DESCRIPTION; STRUCTURE

Transactions:	For the aggregate sum of $10,000,000 (the “Purchase Price”), immediately prior to the closing of the business combination (the “Business Combination”) between the Target and SPAC (the “Closing”), the Target will issue and sell, and Purchasers will purchase, an aggregate an aggregate numbers of shares that will convert to 1,000,000 shares of the surviving company post business combination.

Purchase Price:	Subscription: $10.00 per ordinary share of the post-combination company

Form 8-K Disclosure	The Target shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of the Closing, by one or more press releases or file with the Commission, a Current Report on Form 8-K, disclosing all material terms of this transaction.

Governing Law and Jurisdiction	This Term Sheet and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles.

Confidentiality	The existence and terms of this Term Sheet as well as the fact that the parties hereto are engaged in discussions regarding the proposed transaction are confidential and may not be disclosed by any party, their respective affiliates or any representatives of any of the foregoing, except as required by applicable law or with the consent of the other parties, which consent has been obtained to include this Term Sheet in the SPAC’s Form S-4 filed with the Commission, as soon as practicable after its execution.

Break-Up Fee	No party will be subject to a breakup fee in the event the Business Combination is not consummated.

Return of the Purchase Price	If, the consummation of the Business Combination does not occur on or prior to October 31, 2023, the Target shall return the Purchase Price to the Purchasers by the close of business on October 31, 2023, and reasonable actions shall be promptly taken with respect to the cancellation of the Target Shares. In the event of any delay or failure to return the Purchase Price, the Target and SPAC agree that for each day following October 31, 2023, the funds representing the Purchase Price shall accrue interest at a rate of 5% per annum until the Purchase Price, as increased by any such accrued interest, is repaid in full.

Private and Confidential

Most-favored Nation	In the event SPAC or Target enter into one or more other agreements before or after the execution of this Agreement in connection with the Business Combination, Purchaser shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend the Agreement to effect the same.

Registration	The issuance of the Shares to Purchasers in exchange for the Target Shares shall take the form of a registered issuance of securities under the Securities Act of 1933 and the rule and regulations of the United States Securities and Exchange Commission, pursuant to an effective registration filed by the Target on Form S-4 (No. 333-268716) (the “Registration Statement”).

No Lock-up	The Shares delivered to Purchasers at Closing in exchange for the Target Shares shall be immediately freely tradable, without any restrictions on resale under the Securities Act, and free of any restrictive legend with respect to the same.

Termination	This Term Sheet/Agreement shall terminate upon the earlier to occur of (a) the Business Combination Agreement is terminated, (b) upon the mutual written agreement of each of the parties or (c) the issuance of the Shares in exchange for the Target Shares to Purchasers is not consummated on October 31, 2023; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach.

THE PARTIES MAY ENTER INTO IN THE FUTURE (AND EXCEPT AS SET FORTH IN THE LAST SENTENCE OF THIS PARAGRAPH), NO PAST, PRESENT OR FUTURE ACTION, COURSE OF CONDUCT, OR FAILURE TO ACT RELATING TO THE TRANSACTIONS OR PROPOSALS REFERRED TO IN THIS TERM SHEET WILL GIVE RISE TO OR SERVE AS THE BASIS FOR ANY OBLIGATION OR OTHER LIABILITY ON THE PART OF SUCH PERSONS OR ANY OF THEIR AFFILIATES. THIS TERM SHEET IS SUBJECT TO, AMONG OTHER THINGS, THE EXECUTION AND DELIVERY OF DEFINITIVE AGREEMENTS. NOTWITHSTANDING THE FOREGOING, THE TERMS AND CONDITIONS SET FORTH ABOVE IN THE PARAGRAPHS ENTITLED “MOST-FAVORED NATION”, “CONFIDENTIALITY” AND “GOVERNING LAW AND JURISDICTION” ARE INTENDED TO, AND DO CONSTITUTE, LEGALLY BINDING OBLI GATIONS OF THE PARTIES.

Walleye Opportunities Master Fund Ltd.		Energem Corp.

By:	William England	By:	Doris Wong
Name:	William England	Name:	Doris Wong
Title:	CEO of the Manager	Title:	Executive Director

Graphjet Technology Sdn. Bhd.

By:	Aiden Lee
Name:	Aiden Lee
Title:	CEO

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